COMMON STOCK PURCHASE AGREEMENT FOR PLASTRON ACQUISITION Corp. II

Dated March 9 2011

Pursuant to the original stock purchase agreement entered into in March of 2006, by and between **Plastron Acquisition Corp. II,** a Delaware corporation with an address at 712 5th Ave, New York NY 10019 and **Clifford Chapman,** an individual with an address c/o 712 5th Ave, New York NY 10019;

WHEREAS, Plastron Acquisition Corp II, the purchaser, hereby agrees to buy all shares of common stock owned by Clifford Chapman (aggregate of 400,000 shares of common stock) upon the terms and conditions hereof;

In consideration of the premises and mutual agreements herein contained, the Purchaser and Clifford Chapman (the Seller) hereby agree as follows;

The Purchaser will purchase said shares for a purchase price equal to $6000.00

and deliver payment via check or wire on the agreed upon date.

IN ADDITION, the Purchaser agrees to pay the sum of $2000 for said promissory note dated April 15, 2008 plus accrued interest of $483.64 pursuant to the terms of the original note.

This agreement, upon execution and delivery thereof, will be a valid and binding obligation of Purchaser, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganizations and moratorium laws and other laws of general application affecting enforcement of creditors rights generally.

This Agreement, constitutes the entire and full understanding and agreement between the parties with regard to the subject matter hereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written;

PLASTRON ACQUISITION CORP II

By:________________________

Name: Michael Rapp

Title: President

SELLER

By:________________________

Clifford Chapman